UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ALCOA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

Alcoa

TO: ACC LDO

FROM: Communications mailbox

Subject: FYI: Alcoa Announces Plan for 1-for-3 Reverse Stock Split

Alcoa announced plans to undertake a reverse stock split of Alcoa’s common stock at a ratio of 1 for 3 and a proportionate reduction in the number of authorized shares of its common stock. The reverse stock split will reduce the number of Alcoa shares of common stock outstanding and is expected to increase the per share trading price of the common stock, which may improve liquidity and facilitate its trading.

Alcoa will hold a special shareholder meeting on October 5, 2016 to seek approval of the reverse stock split and authorized share count reduction. Approval of both requires the affirmative vote of a majority of votes cast by shareholders entitled to vote. Alcoa has filed a preliminary proxy statement regarding the special meeting with the U.S. Securities and Exchange Commission.

The following materials are available to aid you in communicating to employees:

•	Press release announcing the reverse split [LINK]

•	Internal article for employees: Four Things to Understand about Reverse Stock Split [LINK]

•	Frequently Asked Questions [LINK]

Important Information about the Reverse Stock Split Proposal

This communication may be deemed to be solicitation material in connection with the proposal to be submitted to Alcoa’s shareholders at its special meeting seeking approval to effect a reverse stock split and a reduction in the number of authorized shares of its common stock (the “Reverse Split Proposal”). In connection with the Reverse Split Proposal, Alcoa has filed a preliminary proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the preliminary proxy statement and all other relevant documents filed with the SEC when they become available, including the definitive proxy statement, because they will contain important information about the Reverse Split Proposal.

Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC when available at Alcoa’s website, www.alcoa.com. You also may read and copy any reports, statements and other information filed by Alcoa with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

Alcoa and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Alcoa’s shareholders in respect of the Reverse Split Proposal. Information about the directors and executive officers of Alcoa is set forth in Alcoa’s proxy statement for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on March 24, 2016. Investors may obtain additional information regarding the interests of Alcoa and its directors and executive officers in the Reverse Split Proposal by reading the preliminary proxy statement and, when it becomes available, the definitive proxy statement relating to the special meeting.

Forward-Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements about the reverse stock split, authorized share count reduction and special meeting. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to (a) the possibility that shareholder approval for the reverse stock split and authorized share count reduction will not be obtained; and (b) the possibility that factors unrelated to the reverse stock split may impact the per share trading price of Alcoa’s common stock; and (c) the other risk factors discussed in Alcoa’s Form 10-K for the year ended December 31, 2015, and other reports filed with the SEC. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

2